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                                                                    Exhibit 4.8
[LETTERHEAD]

December 12, 2002

Alberta Securities Commission
British Columbia Securities Commission
The Manitoba Securities Commission
Ontario Securities Commission
Saskatchewan Securities Commission
Commission des valeurs mobilieres du Quebec
Nova Scotia Securities Commission
Administrator of the Securities Act,
  New Brunswick
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland and Labrador
Registrar under the Securities Act, Northwest
Territories Registrar under the Securities Act, Yukon
Government of Nunavut - Nunavut Legal Registries - Registrar of Securities

Dear Sirs/Mesdames:

RE:  THE TORONTO-DOMINION BANK

We are the auditors of The Toronto-Dominion Bank (the "Bank") and under date of November 27, 2002 we reported on the following consolidated financial statements of the Bank incorporated by reference in the short form base shelf prospectus of the Bank dated December 12, 2002 (the "Prospectus") relating to the sale and issue from time to time of Debt Securties, Common Shares, and Class A First Preferred Shares (collectively the "Securities") in an aggregate principal amount of up to $4,000,000,000 (or the equivalent thereof in other currencies):

         Consolidated balance sheets as at October 31, 2002 and 2001;

         Consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended October 31, 2002.

The Prospectus also incorporates by reference the following unaudited interim consolidated financial statements of the Bank (the "Unaudited Interim Consolidated Financial Statements"):

       Consolidated balance sheet as at July 31, 2002;

       Consolidated statements of operations and cash flows for the three and nine month periods ended July 31, 2002 with comparative figures for the three and nine month periods ended July 31, 2001; and

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       Consolidated statement of changes in shareholders' equity for the nine month period ended July 31, 2002 with comparative figures for the nine month period ended July 31, 2001.

We have not audited any financial statements of the Bank as at any date or for any period subsequent to October 31, 2002. Although we have performed an audit for the year ended October 31, 2002, the purpose and therefore the scope of the audit was to enable us to express our opinion on the consolidated financial statements as at October 31, 2002, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express an opinion on the above-mentioned Unaudited Interim Consolidated Financial Statements, or on the financial position, results of operations or cash flows of the Bank as at any date or for any period subsequent to October 31, 2002.

We have, however, performed a review of the Unaudited Interim Consolidated Financial Statements of the Bank as at July 31, 2002 and for the three and nine month periods ended July 31, 2002 and 2001. We performed our reviews in accordance with Canadian generally accepted standards for a review of interim financial statements by an entity's auditor. Such an interim review consists principally of applying analytical procedures to financial data, and making enquiries of, and having discussions with, persons responsible for financial and accounting matters. An interim review is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements. An interim review does not provide assurance that we would become aware of any or all significant matters that might be identified in an audit.

Based on our review, we are not aware of any material modification that needs to be made for these Unaudited Interim Consolidated Financial Statements to be in accordance with Canadian generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada.

This letter is provided solely for the purpose of assisting the securities regulatory authorities to which it is addressed in discharging their responsibilities and should not be used for any other purpose. Any use that a third party makes of this letter, or any reliance or decisions made based on it, are the responsibility of such third parties. We accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this letter.


Yours faithfully,

Ernst & Young LLP               PricewaterhouseCoopers LLP